Exhibit 99.1

NEWS RELEASE

Leadership Advancements Announced For IDACORP And Idaho Power

Darrel T. Anderson, named president of Idaho Power, will lead the utility under the direction of J. LaMont Keen, Idaho Power and IDACORP's chief executive officer.
Other officer changes also made to prepare for longer-term succession plans.

BOISE, ID. Nov. 18, 2011 - The boards of directors of IDACORP, Inc. (NYSE: IDA) and Idaho Power Company approved changes to executive officer positions, including appointing Darrel T. Anderson, current executive vice president of administrative services and chief financial officer, as president and chief financial officer of Idaho Power, effective Jan. 1, 2012. J. LaMont Keen will retain his title of president and chief executive officer of IDACORP and CEO of Idaho Power while Anderson refocuses some of his responsibilities on the utility's strategic, policy-related, governance and operational matters.

Other changes at Idaho Power include Daniel B. Minor taking on the role of chief operating officer, and Steven R. Keen assuming the position of senior vice president of finance and treasurer. All announced changes were made in furtherance of leadership succession efforts and to further strengthen the 95-year-old company's status as an exceptional public utility. The organizational changes listed below are effective Jan. 1, 2012.

According to IDACORP CEO J. LaMont Keen, “To maintain Idaho Power's momentum and better prepare senior executives for even greater levels of responsibility, we worked very hard to develop a pipeline of highly-qualified individuals at IDACORP and Idaho Power. The changes announced today are just the natural progression of leadership in an organization that's on the verge of beginning its second century of service to our customers in Idaho and Oregon.”

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As described above, J. LaMont Keen, currently president and CEO of IDACORP and Idaho Power, will retain this title at IDACORP and continue his role as CEO of Idaho Power. During his 37-year career at Idaho Power, he has held several leadership positions, has been an officer since 1988 and president since 2002.

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Darrel T. Anderson, currently executive vice president and chief financial officer of IDACORP and Idaho Power, will assume the role of president and chief financial officer of Idaho Power and retain his current title at IDACORP. Anderson has been an employee since 1996 and a senior executive since 2004.

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Daniel B. Minor, currently serving as executive vice president of IDACORP and Idaho Power operations, will retain his title at IDACORP, as well as assume the position of executive vice president and chief operating officer of Idaho Power. Minor has been with Idaho Power since 1983, an officer of Idaho Power since 2004 and IDACORP since 2010.

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Steven R. Keen, currently vice president of finance and treasurer of IDACORP and Idaho Power, will assume the role of senior vice president of finance and treasurer of Idaho Power and will retain his current title at IDACORP. He has been an employee since 1982 and an officer of IDACORP and Idaho Power since 2006.

About IDACORP, Inc.
IDACORP, Inc. (NYSE: IDA), Boise, Idaho-based and formed in 1998, is a holding company comprised of Idaho Power Company, a regulated electric utility; IDACORP Financial, a holder of affordable housing projects and other real estate investments; and Ida-West Energy, an operator of small hydroelectric generation projects that satisfy the requirements of the Public Utility Regulatory Policies Act of 1978. IDACORP's origins lie with Idaho Power and operations beginning in 1916. Today, Idaho Power employs approximately 2,000 people to serve a 24,000 square-mile service area in southern Idaho and eastern Oregon. With 17 low-cost hydroelectric projects as the core of its generation portfolio, Idaho Power's 492,000 residential, business and agricultural customers pay some of the nation's lowest prices for electricity. To learn more about Idaho Power or IDACORP, visit www.idahopower.com or www.idacorpinc.com.

Forward-Looking Statements
This news release contains “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are all statements other than statements of historical fact, including, without limitation, those that are identified by the use of the words “intends,” “expects,” or similar expressions. IDACORP, Inc.'s and Idaho Power Company's expectation as to the future performance is an example of forward-looking statement. Forward-looking statements are not guarantees of future performance and involve estimates, assumptions, risks, and uncertainties. Actual results, performance, or outcomes may differ materially from the results discussed in the statements. Therefore, you should not place undue reliance on such statements. Forward-looking statements should be read with the cautionary statements included in IDACORP, Inc.'s and Idaho Power Company's Form 10-K for the year ended Dec. 31, 2010, including in Part I, Item 1A - “Risk Factors” in that report, and in other reports filed by IDACORP, Inc. and Idaho Power Company with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which such statement is made. IDACORP, Inc. and Idaho Power Company disclaim any obligation to update publicly any forward-looking information, whether in response to new information, future events, or otherwise, except as required by applicable law.

Investor and Analyst Contact Lawrence F. Spencer Director, Investor Relations telephone: 208-388-2664 email: lspencer@idacorpinc.com	Media Contact Michael Foley Director, Corporate Communications telephone: 208-388-6654 email: mfoley@idahopower.com

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